Exhibit 3.5

RESTATED BYLAWS

OF

FLORIDA BANK GROUP, INC.

i

ii

RESTATED BYLAWS

OF

FLORIDA BANK GROUP, INC.

ARTICLE I

Meeting of Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders of this Corporation shall be held following the end of the Corporation’s fiscal year at such time as shall be determined by the Board of Directors. The annual meeting shall be held for the election of directors of the Corporation and the transaction of any business which may be brought before the meeting. The annual meeting of the shareholders for any year shall be held no later than thirteen months after the last preceding annual meeting of shareholders. The failure to hold the annual meeting at the time stated shall not affect the validity of any corporate action and shall not work a forfeiture of or dissolution of the Corporation. Annual meetings shall be held at the Corporation’s principal office unless stated otherwise in the notice of the annual meeting.

Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors, or when requested in writing by the holders of not less than one-half of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Shareholders should sign, date, and deliver to the Corporation’s Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. A meeting requested by shareholders shall be called for a date not less than ten nor more than sixty days after the request is made. The call for the meeting shall be issued by the Secretary, unless the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors, or shareholders requesting the calling of the meeting shall designate another person to do so.

Section 3. Place. Meetings of shareholders may be held either within or without the State of Florida. Unless otherwise directed by the Board of Directors, meetings of the shareholders shall be held at the principal offices of the Corporation in the State of Florida.

Section 4. Action by Shareholders Without a Meeting. Action that is required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than a minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the Corporation by delivery to its principal office in this State, its principal place of business, the corporate secretary, or another officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the date of the earliest dated consent delivered in the manner required by this Section, written consent signed by the number of holders required to take action is delivered to the Corporation by delivery as set forth in this Section.

Any written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation shall be effective unless in writing and until received by the Corporation at its principal office in this State or its principal place of business, or received by the corporate secretary or other officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

Within ten days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters’ rights are provided under Florida law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of Florida law regarding the rights of dissenting shareholders.

A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.

Whenever action is taken pursuant to this Section, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

Section 5. Notice of Meeting. The Corporation shall notify shareholders in writing of the date, time, and place of each annual and special shareholders’ meeting no fewer than ten or more than sixty days before the meeting date. Notice of a shareholders’ meeting may be communicated or delivered to any shareholder in person, or by teletype, telegraph or other form of electronic communication, or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or persons calling the meeting. If notice is mailed, it shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 6. Notice of Adjourned Meetings. When an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting must be given to persons who are shareholders as of the new record date who are entitled to notice of the meeting.

Section 7. Waiver of Notice. A shareholder may waive any notice required by the Articles of Incorporation or Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance by a shareholder at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

Section 8. Record Date. For the purpose of determining the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix the record date for any such determination of shareholders.

The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder delivers his demand to the Corporation. The record date for determining shareholders entitled to take action without a meeting is the date the first signed written consent is delivered to the Corporation under Section 4 of this Article. A record date for purposes of this Section may not be more than 70 days before the meeting or action requiring a determination of shareholders.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 9. Shareholders’ List for Meeting. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by each. The shareholders’ list shall be available for inspection by any shareholder for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar. A shareholder or his agent or attorney is entitled on written demand to inspect the list, during regular business hours and at the shareholder’s expense, during the period it is available for inspection.

The Corporation shall make the shareholders’ list available at the meeting, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Section 10. Voting Entitlement of Shares. Except as provided otherwise in the Articles of Incorporation or herein, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to vote at a meeting of the shareholders. Shares standing in the name of another Corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of the corporate shareholder may prescribe or, in the absence of any applicable provisions, by such person as the board of directors of the corporate shareholder may designate. In the absence of any such designation or in case of conflicting designation by the corporate shareholder, the Chairman of the Board, the President, any Vice President, the Secretary, and the Treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares.

Shares entitled to vote held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee.

Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him without the transfer thereof into his name.

Nothing herein contained shall prevent trustees or other fiduciaries holding shares registered in the name of a nominee from causing such shares to be voted by such nominee as the trustee or other fiduciary may direct. Such nominee may vote shares as directed by a trustee or other fiduciary without the necessity of transferring the shares to the name of the trustee or other fiduciary.

Section 11. Proxies. A shareholder, other person entitled to vote on behalf of a shareholder pursuant to law, or attorney in fact, may vote the shareholder’s shares in person or by proxy.

A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney in fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, telecopy or equivalent reproduction of an appointment form is a sufficient appointment form. An appointment of a proxy is effective when received by the Secretary or other officer authorized to tabulate votes and is valid for up to eleven months unless a longer period is expressly provided in the appointment form.

The death or incapacity of a shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

Section 12. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitutes a quorum at a meeting of shareholders.

If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or applicable law requires a greater number of affirmative votes. After a quorum has been established at a shareholders’ meeting, a subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 13. Voting Trusts. One or more shareholders may create a voting trust, conferring on a trustee the right to vote or otherwise act for them, by signing an agreement setting out the provisions of the trust (which may include anything consistent with its purpose) and transferring their shares to the trustee. When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interests in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to the Corporation’s principal office. After filing a copy of the list and agreement in the Corporation’s principal office, such copy shall be open to inspection by any shareholder of the Corporation or any beneficiary of the trust under the agreement during business hours.

A voting trust is valid for not more than ten years after its effective date, provided that all or some of the parties to a voting trust may extend it for additional terms of not more than ten years each by signing an extension agreement and obtaining the voting trustee’s written consent to the extension. An extension is valid for the period set forth therein, up to ten years, from the date the first shareholder signs the extension agreement. The voting trustee must deliver copies of the extension agreement and list of beneficial owners to the Corporation’s principal office. An extension agreement binds only those parties signing it.

Section 14. Shareholders’ Agreements. Two or more shareholders may provide for the manner in which they will vote their shares by signing an agreement for that purpose.

When a shareholders’ agreement is signed, the shareholders parties thereto shall deliver copies of the agreement to the Corporation’s principal office. After filing a copy of the agreement in a Corporation’s principal office, such copy shall be open to inspection by any shareholder of the Corporation, or any party to the agreement during business hours.

ARTICLE II

Directors

Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

Section 2. Qualifications of Directors. Directors must be natural persons who are eighteen years of age or older and, except for the Preferred Directors appointed pursuant to Section 7 of the Certificates of Designations for the Preferred Stock, Series A and Series B, who own at least 100 shares of Corporation common stock, but need not be residents of this state.

Section 3. Number. The Board of Directors of this Corporation as of the date of adoption of these Bylaws shall consist of five (5) members. The number of directors may be increased or decreased from time to time by action of the Board of Directors, or as otherwise provided in the Articles of Incorporation, but no decrease shall have the effect of shortening the terms of any incumbent director. Directors are elected at each annual meeting of shareholders.

Section 4. Election and Term. Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first shareholders’ meeting at which directors are elected and until such person’s successor shall have been elected and qualified or until such person’s earlier resignation, removal from office or death.

At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which such director is elected and until such director’s successor shall have been elected and qualified or until such director’s earlier resignation, removal from office or death.

Section 5. Vacancy on Board. Any vacancy occurring in the Board of Directors, including a vacancy from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or as otherwise provided in the Articles of Incorporation. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

Section 6. Removal of Directors by Shareholders. Except for the Preferred Directors appointed pursuant to Section 7 of the Certificates of Designations for the Preferred Stock, Series A and Series B, the shareholders may remove one or more directors with or without cause. A director may be removed by the shareholders at a meeting of shareholders, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

Section 7. Compensation. The Board of Directors shall have authority to fix the compensation of directors.

Section 8. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director votes against such action or abstains from voting in respect thereto because of an asserted conflict of interests.

Section 9. Directors’ Meetings. The Board of Directors may hold regular or special meetings in or out of the state. Meetings of the Board of Directors may be called at any time by the Chairman of the Board, by the President of the Corporation, or by any two directors.

Section 10. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meetings. Special meetings of the Board of Directors must be preceded by at least two days’ notice of the date, time and place of the meeting.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 11. Waiver of Notice. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 12. Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors.

Section 13. Action by Directors Without a Meeting. Any action required or permitted by law to be taken at a Board of Directors’ meeting or committee meeting may be taken without a meeting if action is taken by all members of the Board or the committee. The action must be evidenced by one or more written or electronic consents describing the action taken and approved by each director or committee member. Action taken shall be effective when the last director approves the consent, unless the consent specifies a different effective date. The approved consent shall have the effect of a meeting vote and may be described as such in any document.

Section 14. Adjournments. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Section 15. Participation by Conference Telephone. Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE III

Committees

Section 1. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

(a) Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders.

(b) Fill vacancies on the Board of Directors or any committee thereof.

(c) Adopt, amend, or repeal the Bylaws.

(d) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors.

(e) Authorize or approve the issuance or sale, or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board, by resolution adopted in accordance with this Section, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by any member of the Board of Directors not a member of the committee in question with his responsibility to act in good faith, in a manner he reasonably believes to be in the best interest of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

ARTICLE IV

Officers

Section 1. Officers, Election and Terms of Office. The principal officers of this Corporation shall consist of a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, one or more Executive Vice Presidents, Vice Presidents, a Secretary, and a Chief Financial Officer, each of whom shall be elected by the Board of Directors at the first meeting of directors immediately following the annual meeting of shareholders of this Corporation, and shall hold their respective offices from the date of the meeting at which elected until the time of the next succeeding meeting of the Board following the annual meeting of the shareholders. The Board of Directors shall have the power to elect or appoint, for such term as it may see fit, such other officers and assistant officers and agents as it may deem necessary, and to prescribe such duties for them to perform as it may deem advisable. Any two or more offices may be held by the same person. Failure to elect a Chairman of the Board, President, Vice President, Secretary or Chief Financial Officer shall not affect the existence of the Corporation.

Section 2. Resignation and Removal of Officers. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date. The Board of Directors may remove any officer at any time with or without cause. Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer. Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

Section 3. Vacancies. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

Section 4. Chairman of the Board. The Board of Directors shall appoint, by the affirmative vote of at least a majority of the full Board of Directors, one of its members to be Chairman of the Board. The Chairman of the Board shall from time to time call special meetings of the Board of Directors whenever such Chairman deems it necessary to do so or whenever the requisite number of the members of the Board of Directors shall request such Chairman in writing to do so. The Chairman shall preside at all meetings of the shareholders and the directors and shall generally perform such other duties as are delegated to such Chairman by the Board of Directors. The Chairman shall have the power and authority to sign all certificates evidencing the capital stock of the Corporation and execute all contracts, deeds, notes, mortgages, bonds and other instruments and papers in the name of the Corporation and on its behalf, subject, however, to any limitations imposed by the Board of Directors.

Section 5. Vice Chairman. The Board of Directors may appoint one or more of its members to be Vice Chairmen of the Board. In the absence of the Chairman, the Vice Chairman (in such order of seniority as may be determined by the Board of Directors, if any) shall preside at any meeting of the shareholders and the Board of Directors, unless the Board of Directors shall designate a Chairman Pro Tem for such purposes.

Section 6. Chief Executive Officer. The Chief Executive Officer of the Corporation shall be subject to the direction of and limitations imposed by the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents. The Chief Executive Officer shall report to the Chairman of the Board and the Board of Directors.

Section 7. President. The Chief Executive Officer may also hold the title of President. If the Chief Executive Officer also holds the title of President, then such individual shall perform the functions set forth in Section 6 and 7 of these Bylaws. If the office of President is held by an individual other than the Chief Executive Officer, then the President shall be subject to the direction of the Chief Executive Officer and limitations imposed by the board of Directors and shall have general charge of the day-to-day functions of the Corporation. The President shall have the power and authority to sign all certificates evidencing the capital stock of the Corporation and execute all contracts, deeds, notes, mortgages, bonds and other instruments and papers in the name of the Corporation and on its behalf, as directed by the Chief Executive Officer, subject to the limits imposed by the Board of Directors. Operating departments within the Corporation shall report to the President. The President will perform the duties and exercise the powers of the Chief Executive Officer during the absence or disability of the Chief Executive Officer.

Section 8. Vice President. One or more Executive and other Vice Presidents may be designated by that title or such additional title or titles as the Board of Directors may determine. A Vice President shall have the powers and perform such duties as may be delegated to such Vice President by the Board of Directors, or in the absence of such action by the Board, then by the Chairman of the Board or by the Chief Executive Officer or the President. A Vice President (in such order of seniority as may be determined by the Board of Directors, if any) shall, except as may be expressly limited by action of the Board of Directors, perform the duties and exercise the powers of the Chief Executive Officer or the President during the absence or disability of the Chief Executive Officer or the President; and, in such case, concurrently with the Chief Executive Officer or the President, shall at all times have the power to sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds and other instruments and documents in the name of the Corporation on its behalf which the Chief Executive Officer or the President is authorized to do, but subject to the control and authority at all times of the Board of Directors. A Vice President also shall have such powers and perform such duties as usually pertain to such office or as are properly required by the Board of Directors.

Section 9. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and the Board of Directors in a book or books to be kept for such purposes, and also, when so requested, the minutes of all meetings of committees in a book or books to be kept for such purposes. The Secretary shall attend to giving and serving of all notices, and such Secretary shall have charge of all books and papers of the Corporation, except those hereinafter directed to be in charge of the Chief Financial Officer, or except as otherwise expressly directed by the Board of Directors. The Secretary shall keep the stock certificate book or books. The Secretary shall be the custodian of the seal of the Corporation. The Secretary shall sign with the Chief Executive Officer or the President all certificates of stock as the Secretary of this Corporation and as Secretary affix or cause to be affixed thereto the seal of the Corporation. The Secretary may sign as Secretary of the Corporation, with the Chief Executive Officer or the President in the name of the Corporation and on its behalf, all contracts, deeds, mortgages, bonds, notes and other papers, instruments and documents, except as otherwise expressly provided by the Board of Directors, and as such, the Secretary shall affix the seal of the Corporation thereto when required thereby. Under the direction of the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, the Secretary shall perform all the duties usually pertaining to the office of Secretary; and such Secretary shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer or the President.

Section 10. Chief Financial Officer. The Chief Financial Officer shall have the custody of all the funds and securities of the Corporation except as may be otherwise provided by the Board of Directors, and the Chief Financial Officer shall make such disposition of the funds and other assets of the Corporation as such Chief Financial Officer may be directed by the Board of Directors. The Chief Financial Officer shall keep or cause to be kept a record of all money received and paid out, and all vouchers and receipts given therefor, and all other financial transactions of the Corporation. The Chief Financial Officer shall have general charge of all financial books, vouchers and papers belonging to the Corporation or pertaining to its business. The Chief Financial Officer shall render an account of the Corporation’s funds at the first meeting of the Board of Directors immediately following the annual meeting of shareholders of this Corporation, and at such other meetings as such Chief Financial Officer may be requested, and such Chief Financial Officer shall make an annual statement of the finances of the Corporation. If at any time there is a person designated as Comptroller of the Corporation, the Chief Financial Officer may delegate to such Comptroller such duties and powers as to the Chief Financial Officer may seem proper. The Chief Financial Officer shall perform such other duties as are usually incident by law or otherwise to the office of the Chief Financial Officer, and as such may be directed or required by the Board of Directors, the Chairman of the Board, or the President.

Section 11. Delegation of Duties. In the case of the absence or disability of any officer of the Corporation, or in case of a vacancy in any office or for any other reason that the Board of Directors may deem sufficient, the Board of Directors, except as otherwise provided by law, may delegate the powers or duties of any officer during the period of such officer’s absence or disability to any other officer or to any director.

ARTICLE V

Stock Certificates

Section 1. Issuance. Every holder of shares in this Corporation shall be entitled to have a certificate, representing all shares to which such holder is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2. Signatures; Form. Certificates representing shares in this Corporation shall be signed by the Chairman or the President and the Secretary or Chief Financial Officer and may be sealed with the seal of this Corporation or a facsimile thereof. The signatures of the Chairman, the President, and the Secretary or the Chief Financial Officer may be facsimiles. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issuance.

Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize such restrictions upon the certificate. Alternatively, each certificate may state conspicuously that the Corporation will furnish to any shareholder upon request and without charge a full statement of such restrictions.

Section 3. Transfer of Stock. Shares of stock of the Corporation shall be transferred on the books of the Corporation only upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or his duly authorized attorney in fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall be marked on its face “Canceled.” The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock as it deems appropriate.

If any holder of any stock of the Corporation shall have entered into an agreement with any other holder of any stock of the Corporation or with the Corporation, or both, relating to a sale or sales or transfer of any shares of stock of the Corporation, or wherein or whereby any restriction or condition is imposed or placed upon or in connection with the sale or transfer of any share of stock of the Corporation, and if a duly executed or certified copy thereof shall have been filed with the Secretary of the Corporation, none of the shares of stock covered by such agreement or to which it relates, of any such contracting shareholder, shall be transferred upon the books of the Corporation until there has been filed with the Secretary of the Corporation evidence satisfactory to the Secretary of the Corporation of compliance with such agreement, and any evidence of any kind or quality, of compliance with the terms of such agreement which the Secretary deems satisfactory or sufficient shall be conclusive upon all parties interested; provided, however, that neither the Corporation nor any director, officer, employee or transfer agent thereof shall be liable for transferring or effecting or permitting the transfer of any such shares of stock contrary to or inconsistent with the terms of any such agreement, in the absence of proof of willful disregard thereof or fraud, bad faith or gross negligence on the part of the party to be charged; provided, further, that the certificate of the Secretary, under the seal of the Corporation, bearing the date of its issuance by the Secretary, certifying that such an agreement is or is not on file with the Secretary, shall be conclusive as to such fact so certified for a period of five days from the date of such certificate, with respect to the rights of any innocent purchaser or transferee for value of any such shares without actual notice of the existence of any restrictive agreement.

Section 4. Lost Certificates. Any shareholder claiming a certificate of stock to be lost or destroyed shall make affidavit or affirmation of the fact and the fact that such shareholder is the owner and holder thereof, and give notice of the loss or destruction of same in such manner as the Board of Directors may require, and shall give the Corporation a bond of indemnity in form, and with one or more sureties satisfactory to the Board of Directors, payable as may be required by the Board of Directors to protect the Corporation and any person injured by the issuance of the new certificate from any liability or expense which it or they may incur by reason of the original certificate remaining outstanding, whereupon the Chief Executive Officer or the President and the Secretary or the Chief Financial Officer may cause to be issued a new certificate in the same tenor as the one alleged to be lost or destroyed, but always subject to approval of the Board of Directors.

ARTICLE VI

Indemnification

Section 1. Definitions. For purposes of this Article VI, the following terms shall have the meanings hereafter ascribed to them:

(a) “Agent” includes a volunteer.

(b) “Corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(c) “Expenses” includes counsel’s fees, including those for appeal.

(d) “Liability” includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and Expenses actually and reasonably incurred with respect to a Proceeding.

(e) “Proceeding” includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

(f) “Serving at the Request of the Corporation” includes any service as a director, officer, employee, or agent of the Corporation that imposes duties on such persons, including duties relating to the Corporation.

(g) “Not Opposed to the Best Interest of the Corporation” describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the Corporation.

(h) “Other Enterprise” includes employee benefit plans.

Section 2. Indemnification of Officers, Directors, Employees and Agents.

A. The Corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in, or not opposed to, the best interest of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

B. The Corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability that in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

C. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in the defense of any proceeding referred to in subsection A or subsection B, or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

D. Any indemnification under subsection A or subsection B, unless pursuant to determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth herein. Such determination shall be made:

1. By the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding;

2. If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

3. By independent legal counsel:

a. Selected by the Board of Directors or the committee;

b. If a quorum of the directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full Board of Directors (in which directors who are parties may participate);

4. By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

E. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons designated by independent legal counsel shall evaluate the reasonableness of expenses and may authorize indemnification.

F. Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the Corporation in advance of the final disposition of the such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this section.

Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

G. The indemnification and advancement of expenses provided pursuant to this Article are not exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

1. A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

2. A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

3. In the case of a director, a circumstance under which the liability provisions of Section 607.0834, Florida Statutes, are applicable; or

4. Willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

H. Indemnification and advancement of expenses as provided in this Article shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

I. Notwithstanding the failure of the Corporation to provide indemnification, and despite any contrary determination of the Board or of the shareholders in the specific case, a director, officer, employee or agent of the Corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the Circuit Court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court ordered indemnification or advancement of expenses, if it determines that:

1. The director, officer, employee or agent is entitled to mandatory indemnification in which case the court shall also order the Corporation to pay the director reasonable expenses incurred in obtaining court ordered indemnification or advancement of expenses;

2. The director, officer, employee or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the Corporation of its power; or

3. The director, officer, employee or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth herein.

ARTICLE VII

Transfer Restrictions

Section 1. Transfer of Shares. Notwithstanding any other provisions to the contrary in these Bylaws, no shareholder of the Corporation may transfer the shares of Corporation common stock owned by such shareholders except in accordance with (A) the provisions of this Article VII and (B) the applicable provisions of the federal and state securities laws.

(a) Transfer of Stock.

i. Offer for Sale. If any shareholder (a “Selling Shareholder”) desires to sell, assign, transfer, or make any other disposition of Corporation common stock (“Stock”) to anyone other than in a transfer permitted under Section 2 below, such Selling Shareholder shall first give notice (the “Notice to Sell”) of the proposed transfer to the Corporation. The Notice shall contain (A) the name and address of the prospective purchaser, (B) the number of shares of Stock involved in the proposed sale (which must involve the transfer of at least 2,500 shares of Stock to each transferee or 500 shares of Stock for employees), (C) the price per share of the Stock and other material terms of the sale, and (D) confirmation that each transferee is an “accredited investor” as such term is defined in Regulation D issued under the Securities Act of 1933, as amended (an “Accredited Investor”).

ii. Order of Acceptance and Closing. The Corporation shall have the option to purchase the Stock subject to the Notice to Sell at a per share price equal to the price specified in the Notice to Sell. Such option shall be exercised by giving notice to the Selling Shareholder of the exercise of the option within twenty (20) days after the Notice to Purchase has been received by the Corporation at its main office (attention: Chairman and Chief Executive Officer). If the Corporation elects to purchase all of the shares of Stock by the issuance of written notice from the Corporation to the Selling Shareholder at the address set forth on the books and records of the Corporation within such twenty (20) day period, then the closing of the sale of the shares from the Selling Shareholder to the Corporation shall take place on the 45th day following the receipt by the Corporation of the Notice to Sell (or at such other time as mutually agreed upon by the Selling Shareholder and the Corporation) and, at such closing, the Selling Shareholder’s shares of Stock shall be transferred free and clear of all liens, encumbrances or rights of third parties of any kind in exchange for the payment in cash by the Corporation to the Selling Shareholder of the purchase price for the shares of Stock.

iii. Sale of Stock by Selling Shareholder. If the Corporation does not elect to purchase all of the shares of Stock, then the Selling Shareholder may sell all of such Stock solely to the transferee or transferees identified in the Notice to Sell and in strict accordance with the terms stated in the Notice to Sell. The new shareholder must agree in writing as a condition of the sale to be bound by all of the provisions of these Bylaws, and the Stock sold to the new shareholder shall remain subject to the provisions of these Bylaws. The Selling Shareholder must close the sale of the Stock within ninety (90) days after giving of the Notice to Sell, or the Stock shall again become subject to the offer and acceptance provisions of these Bylaws.

Section 2. Permitted Transfers. The restrictions contained in this Article VII shall not apply with respect to any transfer or gift of the Stock, to or among such Shareholder’s Family Group (as defined below); provided, that (A) the restrictions contained in these Bylaws shall continue to be applicable to the Stock after any such Transfer, (B) each transferee of such Stock shall have agreed in writing to be bound by the provisions of these Bylaws with respect to the Stock so transferred; and (C) no transferee holds less than 2,500 shares (500 shares for employees) of Corporation common stock following such transfer. “Family Group” means an individual’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law.

Section 3. Prohibited Transfers Void. Any purported transfer of Stock made to any party in violation of the terms of these Bylaws shall be null and void ab initio and of no force or effect whatsoever.

Section 4. Legend on Stock Certificates. The certificates for all shares of stock owned by the shareholders of the Corporation shall contain a legend reading substantially as follows:

“Any sale, assignment, transfer, or other disposition of the shares of Stock represented by this certificate is restricted by, and subject to, the terms and provisions of the Bylaws of the Corporation. A copy of said Bylaws is on file with the President of the Corporation at the Corporation’s principal offices. By acceptance of this certificate the holder hereof agrees to be bound by the terms of the Bylaws.”

Section 5. Termination of Restrictions. The restrictions set forth in this Article shall terminate if, as, and when the Corporation shall become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

ARTICLE VIII

General Provisions

Section 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year.

Section 2. Seal. The Board of Directors in its discretion may adopt a seal for the Corporation in such form as may be determined from time to time by the Board of Directors.

Section 3. Amendment of Bylaws. The Board of Directors shall have the power to repeal, alter, amend, and rescind these Bylaws.

CERTIFICATE OF ADOPTION

I hereby certify that the foregoing Restated Bylaws were duly adopted by the Board of Directors on December 17, 2009.

/s/ Robert Rothman
Robert Rothman
Chairman and Chief Executive Officer of the Corporation